Exhibit 10.14

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

Prepared 2-24-04

© 2004 Clark Consulting

This document is provided to assist your legal counsel in documenting your specific arrangement. The laws of the various states may differ considerably, and this specimen is for general information only. It is not a form to be signed, nor is it to be construed as legal advice. Failure to accurately document your arrangement could result in significant losses, whether from claims of those participating in the arrangement, from the heirs and beneficiaries of participants, or from regulatory agencies such as the Internal Revenue Service, the Department of Labor, or bank examiners. License is hereby granted to your legal counsel to use these materials in documenting solely your arrangement.

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

Pursuant to due authorization by its Board of Directors, the undersigned, BALTIMORE COUNTY SAVINGS BANK, FSB, a federally-chartered savings association located in Baltimore, Maryland (the “Bank”), did constitute, establish, and adopt the following SURVIVOR INCOME PLAN (the “Plan”), effective November 1, 2003.

The purpose of this Plan is to attract, retain, and reward highly qualified Employees by providing death benefits to the designated beneficiary of each insured participating Employee. The Bank will pay the death benefits from its general assets.

ARTICLE 1

DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings specified:

1.1	“Beneficiary” means each designated person, or the estate of a deceased Participant, entitled to benefits, if any, upon the death of a Participant.

1.2	“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that a Participant completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3	“Board” means the Board of Directors of the Bank as from time to time constituted.

1.4	“Change of Control” means

(a)	the acquisition of ownership, holding, or power to vote more than twenty-five percent (25%) of the Bank’s or Company’s voting stock;

(b)	the acquisition of the ability to control the election of a majority of the Bank’s or Company’s directors;

(c)	the acquisition of a controlling influence over the management or policies of the Bank or Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934); or

(d)	during any period of two consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board of Directors of the Bank or the Company (the “Existing Board”) cease for any reason to constitute at least two-thirds thereof, provided any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director.

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

Notwithstanding the foregoing, in the case of (a), (b), and (c) hereof, ownership or control of the Bank by the Company itself shall not constitute a Change of Control. For purposes of this paragraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein. The decision of the Bank’s non-employee directors as to whether or not a Change of Control has occurred shall be inclusive and binding.

1.5	“Company” means BCSB Bancorp, Inc., or any holding company that becomes sole owner of the Bank.

1.6	“Disability” means the Participant suffering a sickness, accident, or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Participant, or by the Social Security Administration, to be a disability rendering the Participant totally and permanently disabled. The Participant must submit proof to the Bank of the carrier’s or Social Security Administration’s determination upon the request of the Bank.

1.7	“Early Termination” means the Participant’s Termination of Employment prior to Normal Retirement Age.

1.8	“Election to Participate” means the form required by the Plan Administrator of an eligible Employee to indicate acceptance of participation in this Plan.

1.9	“Employee” means an active employee of the Employer.

1.10	“Employer” means the Bank and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in this Plan and have adopted this Plan as a sponsor.

1.11	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.12	“Normal Retirement Age” means the Participant attaining age fifty-five (55) with ten (10) Years of Service.

1.13	“Participant” means an Employee (i) who is selected to participate in this Plan, (ii) who elects to participate in this Plan, (iii) who signs an Election to Participate and a Beneficiary Designation Form, (iv) whose signed Election to Participant and Beneficiary Designation Form are accepted by the Plan Administrator, (v) who commences participation in this Plan, and (vi) whose Participation has not terminated.

1.14	“Participant’s Interest” means the interest set forth in Section 2.4.

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

1.15	“Plan Administrator” means the plan administrator described in Article 6.

1.16	“Termination for Cause” means that the Bank has terminated the Participant’s employment for any of the following reasons:

(a)	Gross negligence or gross neglect of duties;

(b)	Commission of a felony or of a gross misdemeanor involving moral turpitude;

(c)	Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Participant’s employment and resulting in an adverse effect on the Bank; or

(d)	Issuance of an order for removal of the Participant by the Bank’s banking regulators.

1.17	“Termination of Employment” means that the Participant ceases to be employed by the Bank for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Bank, Early Termination, Disability, or within 24 months following a Change of Control.

1.18	“Years of Service” means the total number of calendar years during which the Executive is employed on a full-time basis by the Company, or any of its affiliates or subsidiaries, with a minimum of 1,000 hours in any calendar year, inclusive of any approved leaves of absence, beginning on the Executive’s date of hire.

ARTICLE 2

PARTICIPATION

2.1	Selection by Plan Administrator. Participation in this Plan shall be limited to those Employees of the Bank selected by the Plan Administrator, in its sole discretion, to participate in this Plan.

2.2	Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute, and return to the Plan Administrator (i) an Election to Participate, and (ii) a Beneficiary Designation Form, and the Plan Administrator shall acknowledge the Employee’s right to participate under the terms and conditions of the Election to Participate by executing the Election to Participate. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3	Eligibility; Commencement of Participation. Provided an Employee selected to participate in this Plan has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, that Employee will be covered by this Plan and will be eligible to receive benefits at the time and in the manner provided hereunder, subject to the provisions of this Plan.

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

2.4	Participant’s Interest. Depending on the Participant’s employment status, and subject to the terms of Section 2.5 below, upon a Participant’s death the Participant’s designated Beneficiary shall be entitled to the benefit described on the Participant’s Election to Participate. The Bank shall pay any death benefit under this Plan in a lump sum within ninety (90) days following the Participant’s death.

2.5	Termination of Participation. A Participant’s rights under this Plan shall cease and his or her participation in this Plan shall terminate upon the Participant’s Termination for Cause or upon Early Termination.

ARTICLE 3

BENEFICIARIES

3.1	Beneficiary Designation. The Participant shall have the right, at any time, to designate a Beneficiary to receive any benefits payable under this Plan upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from a Beneficiary designated under any other plan of the Bank in which the Participant participates.

3.2	Beneficiary Designation: Change. The Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Participant’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if the Participant names a spouse as Beneficiary and the marriage is subsequently dissolved. The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant’s death.

3.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

3.4	No Beneficiary Designation. If the Participant dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Participant, then the Participant’s spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits shall be made to the personal representative of the Participant’s estate.

3.5

Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

payment of such benefit to the guardian, legal representative, or person having the care or custody of such minor, incompetent person, or incapable person. The Plan Administrator may require proof of incompetence, minority, or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under this Plan for such payment amount.

ARTICLE 4

CLAIMS AND REVIEW PROCEDURE

4.1	Claims Procedure. A Participant or Beneficiary (“claimant”) who has not received benefits under this Plan that he or she believes should be paid shall make a claim for such benefits as follows:

4.1.1	Initiation – Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

4.1.2	Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial 90-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

4.1.3	Notice of Decision. If the Plan Administrator denies part or the entire claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of this Plan on which the denial is based;

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)	An explanation of this Plan’s review procedures and the time limits applicable to such procedures; and

(e)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

4.2	Review Procedure. If the Plan Administrator denies part or the entire claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

4.2.1	Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

4.2.2	Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

4.2.3	Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

4.2.4	Timing of Plan Administrator’s Response. The Plan Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

4.2.5	Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of this Plan on which the denial is based;

(c)	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

ARTICLE 5

AMENDMENTS AND TERMINATION

5.1	Amendment or Termination of Plan. The Bank may only amend or terminate this Plan if its failure to so amend or terminate would have a material adverse effect on the Bank as a result of or pursuant to legislative, judicial, or regulatory action. All previously executed Elections to Participate shall be deemed to be amended or terminated, automatically, to reflect any such Plan amendment or termination.

5.2	Waiver of Participation. A Participant may, in the Participant’s sole and absolute discretion, waive his or her rights under this Plan at any time. Any waiver permitted under this Section 5.2 shall be in writing and delivered to the Plan Administrator.

ARTICLE 6

ADMINISTRATION

6.1	Plan Administrator Duties. This Plan shall be administered by a Plan Administrator which shall consist of the Board, or such committee as the Board shall appoint. Members of the Plan Administrator may be Participants under this Plan. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with this Plan.

6.2	Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

6.3	Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.

6.4	Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

6.5	Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of its Participants, the date and circumstances of the Termination of Employment of its Participants, and such other pertinent information as the Plan Administrator may reasonably require.

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

ARTICLE 7

MISCELLANEOUS

7.1	Unsecured General Creditor. Participants and their Beneficiaries, successors, and assigns shall have no legal or equitable rights, interests, or claims in any property or assets of the Bank. Any and all of the Bank’s assets shall be, and remain, the general, unpledged, unrestricted assets of the Bank. The Bank’s obligation under this Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

7.2	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Bank and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Bank or to interfere with the right of the Bank to discipline or discharge the Participant at any time.

7.3	Participation in Other Plans. Nothing herein contained shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Participant to participate in and be covered by any pension, profit sharing, group insurance, bonus, or similar employee plans which the Bank may now or hereafter maintain.

7.4	Alienability. Neither the Participant nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or the Beneficiary or any of them, to be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event the Participant or any Beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefit hereunder, the Bank’s liabilities shall forthwith cease and terminate.

7.5	Successors. The provisions of this Plan shall bind and inure to the benefit of the Bank and its successors and assigns and the Participant and the Beneficiary.

7.6	Reorganization. The Bank shall not merge or consolidate into or with another corporation, or reorganize, or sell substantially all of its assets to another corporation, firm, or person unless and until such succeeding or continuing corporation, firm, or person agrees to assume and discharge the obligations of the Bank under this Plan. Upon the occurrence of such event, the term “Bank” as used in this Plan shall be deemed to refer to such succeeding or continuing company, firm, or person.

7.7	Interpretation. Wherever the fulfillment of the intent and purpose of this Plan requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

7.8	Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Plan, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Plan and is in the best interests of the Bank.

7.9	Applicable Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted in accordance with the laws of the State of Maryland, without regard to its conflict of law principles.

7.10	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

7.11	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of this Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

7.12	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

7.13	Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

7.14	Signed Copies. This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts taken together shall constitute one and the same instrument.

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

7.15	Tax Withholding. The Bank shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Plan. The Participant acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

IN WITNESS WHEREOF, the Bank has caused this Plan to be duly executed by its President and its corporate seal affixed at Baltimore, Maryland, on April 30, 2004.

BALTIMORE COUNTY SAVINGS
BANK, FSB

By:	/s/ Gary C. Loraditch
As its President

ATTEST

By:	/s/ David M. Meadows
As its Secretary

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

ELECTION TO PARTICIPATE

As a designated Employee as set forth in Article 2 of the BALTIMORE COUNTY SAVINGS BANK, FSB SURVIVOR INCOME PLAN dated                     , 200     (the “Plan”), I hereby elect to become a Participant of this Plan according to Article 2 of the Plan. I have read the Plan document and agree to be bound by its terms and the additional terms set forth in this Election to Participate.

Death Benefit: $

Executed this                      day of                     , 20__.

Witness	[Name of Participant]

The Bank hereby acknowledges the additional terms set forth herein and the Participant’s Election to Participate on this                      day of                     , 20__.

BALTIMORE COUNTY SAVINGS
BANK, FSB

By

Title

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

ELECTION TO PARTICIPATE

As a designated Employee as set forth in Article 2 of the BALTIMORE COUNTY SAVINGS BANK, FSB SURVIVOR INCOME PLAN dated                     , 200     (the “Plan”), I hereby elect to become a Participant of this Plan according to Article 2 of the Plan. I have read the Plan document and agree to be bound by its terms and the additional terms set forth in this Election to Participate.

Death Benefit prior to completing 10 Years of Service: $

Death Benefit after completing 10 Years of Service: $

Executed this                      day of                     , 20__.

Witness	[Name of Participant]

The Bank hereby acknowledges the additional terms set forth herein and the Participant’s Election to Participate on this                      day of                     , 20__.

BALTIMORE COUNTY SAVINGS
BANK, FSB

By

Title

BALTIMORE COUNTY SAVINGS BANK, FSB

SURVIVOR INCOME PLAN

BENEFICIARY DESIGNATION FORM

I designate the following as Beneficiary of benefits under this Plan payable following my death.

Primary:

Contingent:

Note:	To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Plan Administrator. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature
[Name of Participant]

Date

SPOUSAL CONSENT (Required if Spouse not named sole primary beneficiary):

I consent to the beneficiary designation above.

Spouse Name:

Signature:	Date:

Acknowledged by the Plan Administrator this              day of                     , 20

By

Title